UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Under Rule 14a-12

SEATTLE GENETICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 16, 2004

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2004 Annual Meeting of Stockholders to be held on Monday, May 17, 2004, at 11:00 a.m., local time, at the principal offices of Seattle Genetics, 21823 – 30th Drive S.E., Bothell, WA 98021.

At the Annual Meeting, you will be asked to (1) elect two directors to our Board of Directors (if you are a holder of common stock), (2) ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for fiscal year 2004, and (3) transact any other business properly presented at the Annual Meeting. Additional details regarding the proposals are included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed proxy statement and please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE S.E.

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2004

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 17, 2004 at 11:00 a.m. local time at the principal offices of the Company at 21823 - 30th Drive S.E., Bothell, Washington 98021, for the following purposes:

1.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Sincerely,

Eric L. Dobmeier
Secretary

Bothell, Washington

April 16, 2004

YOUR VOTE IS IMPORTANT

There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2004

Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set March 22, 2004 as the record date for the Annual Meeting. Stockholders of record who owned our common stock or Series A convertible preferred stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote and each share of Series A convertible preferred stock is entitled to 0.93 votes for every share of common stock into which such share of Series A convertible preferred stock may be converted, provided that the preferred stock is not entitled to vote on the election of the two directors nominated for election at the Annual Meeting as described below. There were 40,196,299 shares of common stock and 16,400,000 shares of Series A convertible preferred stock, on an as-converted to common stock basis, outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and the 2003 Annual Report, are being mailed to stockholders on or about April 16, 2004.

In this proxy statement:

•	“We,” “us,” “our” and the “Company” refer to Seattle Genetics, Inc.

•	“Annual Meeting” means our 2004 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Monday, May 17, 2004 at 11:00 a.m. local time at our principal offices located at 21823 - 30th Drive S.E., Bothell, Washington 98021.

All stockholders who owned shares of our stock as of March 22, 2004, the record date, may attend and vote on the proposals considered at the Annual Meeting, except for the holders of Series A convertible preferred stock who may not vote on the nominees for director but may vote on all other proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock or Series A convertible preferred stock on March 22, 2004, the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. Clay B. Siegall and Eric L. Dobmeier will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

You are being asked to vote on:

•	The election of two directors to serve on our Board of Directors (if you are a holder of common stock), and

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

VOTING PROCEDURE

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in street name and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically via the Internet.

To submit your proxy by telephone or via the Internet, follow the instructions on the proxy card.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock and Series A convertible preferred stock, taken together as a single class on an as-converted to common stock basis, as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” The two proposals described in this proxy statement qualify as routine matters.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTE

Assuming a quorum is present, the two nominees receiving the highest number of yes votes from holders of common stock will be elected as directors. The ratification of the independent accountants will require the affirmative vote of a majority of the voting power of the shares of common stock and Series A convertible preferred stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

Seattle Genetics, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted FOR each of the director nominees, in the case of holders of common stock, FOR ratification of the Company’s independent accountants and as the proxy holders deem desirable for any other matters that may come before the Annual Meeting, in the case of both the holders of common stock and Series A convertible preferred stock. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004, which we will file with the SEC. You can obtain a copy by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference rooms or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2005 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2005 Annual Meeting, you must submit your proposal in writing by December 19, 2004 to Eric L. Dobmeier, Secretary, Seattle Genetics, 21823 - 30th Drive S.E., Bothell, Washington 98021. Proposals of stockholders intended to be considered at the 2005 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 16, 2005 and no later than February 16, 2005; provided, however, that in the event the date of the 2005 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting and less than 60 days notice is given prior to the 2005 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made.

If you submit a proposal for the 2005 Annual Meeting after February 16, 2005 or after the 10th day following announcement of the date of the meeting, as applicable, management may or may not, at their discretion, present the proposal at that meeting, and the proxies for the 2005 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year; provided, however, that the holders of our Series A convertible preferred stock, voting together as a separate class, have the right to designate two members of our Board of Directors under certain conditions summarized below.

Subject to the rights of the holders of Series A convertible preferred stock, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of nine members. The Class III directors, whose terms expire at the 2004 Annual Meeting, are H. Perry Fell, Marc E. Lippman and Douglas G. Southern. The Class I directors, whose terms expire at the 2005 Annual Meeting, are Srinivas Akkaraju, Karl Erik Hellström and Michael F. Powell. The Class II directors, whose terms expire at the 2006 Annual Meeting, are Clay B. Siegall, Douglas E. Williams and Felix Baker. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Dr. Lippman and Mr. Southern have been recommended by the Nominating Committee of the Board of Directors for re-election at the Annual Meeting and have been nominated by the Board for re-election at the Annual Meeting as Class III directors for three-year terms expiring at the 2007 Annual Meeting. Dr. Fell is not standing for re-election and his term as a director will expire at the Annual Meeting. Our Certificate of Incorporation and Bylaws provide that the Board of Directors may reduce the size of the Board in certain circumstances, and we intend to decrease the size of the Board of Directors to eight members effective upon expiration of Dr. Fell’s term as a director.

The two directors nominated for election at the Annual Meeting are elected by a plurality of the votes cast by holders of common stock that are present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The holders of our Series A convertible preferred stock, voting together as a separate class, have the right to designate two members of our Board of Directors so long as at least 37.5% of the shares of Series A convertible preferred stock issued at the closing of the Series A convertible preferred stock financing are outstanding. If between 18.75% and 37.5% of the shares of Series A convertible preferred stock issued at the closing are outstanding, the holders of Series A convertible preferred stock have the right, voting together as a separate class, to designate one member of our Board of Directors. If less than 18.75% of the shares of Series A convertible preferred stock issued at the closing are outstanding, the rights of the Series A investors to vote separately for the election of directors shall terminate. Under the terms of an Investor Rights Agreement among us and certain of the holders of our Series A convertible preferred stock, one preferred director will be designated by J.P. Morgan Partners and one will be designated by Baker Brothers Investments. The right of J.P. Morgan Partners and Baker Brothers Investments, as applicable, to designate a director terminates if J.P. Morgan Partners or Baker Brothers Investments, as applicable, holds less than 50% of the Series A convertible preferred stock (or common stock issued upon conversion thereof) purchased by it at the closing. If J.P. Morgan Partners or Baker Brothers Investments loses its right to designate a director, then our Board of Directors may fill the vacancy or reduce the number of directors authorized in our bylaws. Pursuant to these rights, Srinivas Akkaraju, M.D., Ph.D. and Felix Baker, Ph.D. joined our Board of Directors upon completion of the Series A convertible preferred stock financing. The holders of Series A convertible preferred stock do not have the right to vote on members of our Board of Directors other than the nominees they designate. Consequently, because no nominee of the holders of Series A convertible preferred stock is being elected at the Annual Meeting, such holders will not be voting on the nominees for director at the Annual Meeting.

NOMINEES FOR THE BOARD OF DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 17, 2004 and certain other information about them are set forth below:

Name of Director Nominee	Age	Company Positions/Offices	Director Since
Marc E. Lippman, M.D. (1) (2) (3)	59	Director	June 2000
Douglas G. Southern (2) (3)	61	Director	June 2002

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Srinivas Akkaraju, M.D., Ph.D. (1) (3)	35	Director	July 2003	2005
Karl Erik Hellström, M.D., Ph.D. (1)	70	Director	April 1998	2005
Michael F. Powell, Ph.D. (2)	49	Director	April 1998	2005
Clay B. Siegall, Ph.D.	43	President, Chief Executive Officer and Interim Chairman of the Board	December 1997	2006
Douglas E. Williams, Ph.D.	46	Chief Scientific Officer, Executive Vice President, Research and Development and Director	May 2001	2006
Felix Baker, Ph.D. (1) (3)	35	Director	July 2003	2006

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating Committee

There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR NOMINEE PROFILES

Marc E. Lippman, M.D.     Dr. Lippman has served as one of our directors since June 2000. Since February 2001, he has been the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at

Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 500 publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Raven Biotechnology, a biotechnology company. Dr. Lippman has also served as a member of our Scientific Advisory Board since June 1998. He received a B.A., magna cum laude, from Cornell in 1964 and an M.D. from Yale where he was elected to Alpha Omega Alpha in 1968.

Douglas G. Southern     Mr. Southern has served as one of our directors and as Chairman of our Audit Committee since June 2002. Prior to joining our board, Mr. Southern was Senior Vice President and Chief Financial Officer at Immunex Corporation from January 1991 until retiring in April 1999. Prior to Immunex, he served as Senior Vice President and Chief Financial Officer at Pay ‘N Pak Stores from December 1985 to June 1990 and as Vice President and Corporate Controller of Coca Cola Bottling Company of Los Angeles from September 1975 to November 1979. From November 1979 to September 1985 and from September 1965 to September 1975, he served as an auditor and Certified Public Accountant with Arthur Young & Company, a predecessor to the accounting firm Ernst & Young LLP, the last six years of which he was an audit partner. Mr. Southern also serves on the Board of Directors and audit committee of Cutter & Buck Inc., a designer and marketer of sportswear. He received a B.S. in business administration from the University of California, Los Angeles and a Master’s in Accounting from the University of Southern California.

CONTINUING DIRECTOR PROFILES

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. He joined J.P. Morgan Partners as a Principal in April 2001. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc., most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University.

Karl Erik Hellström, M.D., Ph.D.    Dr. Hellström has served as one of our directors since April 1998. He has been a principal investigator at the Pacific Northwest Research Institute since 1998. Dr. Hellström previously served as Vice President of Oncology Drug Discovery and Vice President of Immunotherapeutics at the Bristol-Myers Squibb Pharmaceutical Research Institute from October 1983 to September 1997. From August 1975 to September 1983, he was Head of the Tumor Immunology Program at the Fred Hutchinson Cancer Research Center after serving as Professor of Pathology at the University of Washington Medical School starting in September 1966 and where he continues to retain an Affiliate Professorship. In addition to Seattle Genetics, Dr. Hellström serves as a director of GeneMax Corp., a biotechnology company. Dr. Hellström received a M.D. and Ph.D. in tumor biology/immunogenetics from the Karolinska Institute in Stockholm, Sweden. He has published over 450 scientific papers, holds more than 20 patents and has received several awards, including the Yearly Award from the American Cancer Society, the Parke Davis Award in Experimental Pathology and the Humbold Award. Dr. Hellström also received RNO (Knight of the Northern Star, 1st Class) from Sweden in 1976. He is a past member of the Scientific Advisory Board of Sloan-Kettering Memorial Cancer Center and is a present member of the Scientific Advisory Council of Cancer Research Institute, Inc.

Michael F. Powell, Ph.D.    Dr. Powell has served as one of our directors since April 1998. He has served as Managing Director of Sofinnova Venture Partners since 1998. Previously, he was a Group Leader at Genentech from December 1990 to June 1997 and Director of Product Development for Cytel Corporation, a biotechnology company, from September 1987 to December 1990. Dr. Powell received a Ph.D. in Chemistry from the University of Toronto in 1981 and was a postdoctoral fellow in Bio-Organic Chemistry at the University of California, Berkeley. In 1993, Dr. Powell was honored as a Fellow by the American Association of Pharmaceutical Scientists. Dr. Powell is the author of nearly 100 publications and books, including a treatise on vaccine design.

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as one of our directors since December 1997, as our President since June 2000, as our Chief Executive Officer since November 2002 and as our Interim Chairman of the Board since March 2004. Dr. Siegall also served as our Executive Vice President from December 1997 to June 2000 and as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute as a Senior Research Investigator from February 1991 to January 1995 and as a Principal Scientist from January 1995 to December 1997. From February 1988 to February 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. Dr. Siegall has authored 67 scientific papers and holds nine patents. He serves on the Editorial Board of three scientific journals and is a member of the Board of Scientific Counselors for the Cancer Treatment Research Foundation. Dr. Siegall received the Pierce Award in 1995 for his efforts in the field of targeted toxins.

Douglas E. Williams, Ph.D.    Dr. Williams has served as our Chief Scientific Officer and Executive Vice President, Research and Development since September 2003 and as one of our directors since May 2001. Previously, he was Head of Health and Strategic Development of Genesis Research & Development Corporation, LTD, a New Zealand biotechnology company, from October 2002 to July 2003. Prior to that, Dr. Williams was Senior Vice President and Washington Site Leader of Amgen, Inc., a biotechnology company, from July 2002 to October 2002, Executive Vice President and Chief Technology Officer at Immunex Corporation, a biotechnology company, from October 1999 until July 2002 and Senior Vice President of Discovery Research at Immunex from October 1994 to October 1999. In addition to Seattle Genetics, Dr. Williams serves on the board of Genesis Research & Development Corporation, Auckland, New Zealand and Amnis Corporation, Seattle, WA. Dr Williams also serves on the scientific advisory board of Symphony Capital, New York, NY. Dr. Williams holds a B.S. magna cum laude in Biological Sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Cancer Institute Division.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003. He is a Managing Partner of Baker Brothers Investments and a Managing Member of Baker Bros. Advisors, LLC. Dr. Baker and his brother, Julian Baker, co-founded and have managed a biotechnology investing partnership since 1994. Dr. Baker received a Ph.D. in Immunology and a B.S. in Biology with honors from Stanford University. In addition to Seattle Genetics, Dr. Baker serves as a director of Neurogen, Inc., Conjuchem Inc. and several privately held companies.

SENIOR MANAGEMENT

The senior management of the Company who are not also directors of the Company, their ages as of May 17, 2004 and certain other information about them are set forth below:

Name of Non-Director Senior Management	Age	Company Positions/Offices
Michael McDonald, M.B., Ch.B., M.R.C.P. .	51	Chief Medical Officer
Tim J. Carroll	52	Chief Financial Officer
Eric L. Dobmeier, J.D.	35	Vice President, Corporate Affairs and General Counsel
Morris Z. Rosenberg, D.Sc.	44	Vice President, Development
Peter D. Senter, Ph.D.	52	Vice President, Chemistry

SENIOR MANAGEMENT PROFILES

Michael McDonald, M.B., Ch.B., M.R.C.P.    Dr. McDonald has served as our Chief Medical Officer since November 2003. Previously, he was Vice President, Global Clinical Research and Medical Affairs at Eli Lilly and Company, a pharmaceutical company, from August 2000 to November 2003. Prior to that, he was Executive Director of Medical and Regulatory Affairs of Eli Lilly Europe. Before joining Eli Lilly,

Dr. McDonald spent seven years at SmithKline Beecham, a pharmaceutical company, in various positions where he was involved in worldwide clinical development programs, regulatory management and was a member of the pharmaceutical development strategy committee. Dr. McDonald received a degree in Medicine from Edinburgh University in Scotland and is a member of the Royal College of Physicians in London. He holds a Diploma in Pharmaceutical Medicine and is a Fellow of the Faculty of Pharmaceutical Physicians.

Tim J. Carroll    Mr. Carroll has served as our Chief Financial Officer since July 2000. Previously, he was Chief Financial Officer of ARIS Corporation, a technology firm, from August 1999 to July 2000 and with its predecessor company, fine.com, an internet development company, from June 1998 to August 1999. Mr. Carroll served as Vice President of Strategic Planning and Investor Relations for Multiple Zones International, a direct marketer of technology products, from April 1996 to May 1998. Mr. Carroll was Vice President of Financial Reporting and Investor Relations for the Hillhaven Corporation, a health care service firm, from January 1989 to April 1996. Mr. Carroll was a Senior Auditor with Deloitte & Touche LLP, a national accounting firm, from December 1975 to January 1980. Mr. Carroll received his B.S. in Accounting from the University of Washington and is a certified public accountant.

Eric L. Dobmeier, J.D.    Mr. Dobmeier has served as our Vice President, Corporate Affairs and General Counsel since August 2003 and served as our Senior Director, Legal Affairs and General Counsel from March 2002 to August 2003. Previously, he was an attorney and then a senior attorney at Venture Law Group, a law firm, from March 1998 to March 2002 and an associate at Heller Ehrman White & McAuliffe, a law firm, from January 1997 to February 1998. Mr. Dobmeier is also a former law clerk for the Honorable Spencer M. Williams of the U.S. District Court for the Northern District of California. He received a J.D. from Boalt Hall School of Law, University of California, Berkeley and an A.B. in History from Princeton University.

Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Vice President, Development since July 2001. Previously, he was Head of Bioprocess Development at Eli Lilly & Company, a pharmaceutical company, from July 1998 to July 2001. From August 1990 to July 1998 he held positions of increasing managerial responsibility, including Group Leader, at Biogen, Inc, a biopharmaceutical company. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

Peter D. Senter, Ph.D.    Dr. Senter has served as our Vice President, Chemistry since August 2002. Previously, he served as our Senior Director, Chemistry from November 2000 until August 2002 and as our Director, Chemistry from January 1999 to November 2000. Before that, he was Director of Chemistry at Cytokine Networks, Inc., a biotechnology company, from November 1997 to August 1998 and Senior Principal Scientist at Bristol-Myers Squibb Pharmaceutical Research Institute from July 1985 to November 1997. Dr. Senter received a Ph.D. in Chemistry from the University of Illinois and an A.B. in Biochemistry from the University of California, Berkeley. He is the Associate Editor of Bioconjugate Chemistry and serves on the editorial board of four scientific journals. Dr. Senter is an Affiliate Professor of Bioengineering at the University of Washington. He has authored more than 80 scientific publications and holds 19 patents.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2003, the Board met six times. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating Committee. Each director attended at least 75 percent of all Board and applicable committee meetings during 2003.

Compensation Committee

The Compensation Committee consists of Karl Erik Hellström, Marc E. Lippman, Felix Baker and Srinivas Akkaraju. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the National Association of Securities Dealers (“NASD”).

The Compensation Committee held four meetings during 2003. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Directors’ Stock Option Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com.

Audit Committee

The Audit Committee consists of Douglas G. Southern (Chairman), Michael F. Powell and Marc E. Lippman. The Board of Directors has determined that all of the members of the Audit Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the NASD. The Board of Directors has determined that Mr. Southern is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee held five meetings during 2003. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent public accountants, reviews and approves the procedures we use to prepare our periodic reports, reviews and approves our critical accounting policies, reviews the independence of the independent public accountants, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which was revised by the Board of Directors in January 2003 and in March 2004 in light of the additional responsibilities resulting from the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by the NASD. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Nominating Committee

The Nominating Committee consists of Douglas G. Southern (Chairman), Felix Baker, Srinivas Akkaraju and Marc E. Lippman. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the NASD.

The Nominating Committee was formed in February 2004 and held its first meeting in March 2004 during which it recommended Marc E. Lippman and Douglas G. Southern to the Board as nominees for directors to be voted on at the Annual Meeting. The Nominating Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors and to recommend nominees to the Board for election as directors of the Company and as members of the committees of the Board of Directors. The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating Committee considers many characteristics when considering director candidates. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry and applicable expertise. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future retain a third-party search firm, if necessary.

In accordance with our Bylaws and applicable law and subject to the rights of the holders of our Series A convertible preferred stock, recommendations for nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for election as directors are set forth in our Bylaws and the section of this proxy statement titled “Proposals for 2005 Annual Meeting.” If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of Seattle Genetics stockholders. Four directors attended the 2003 annual meeting of stockholders.

Communications with the Board of Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive Southeast, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered on page 4 of this proxy statement under the caption “Proposals for 2005 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics for directors and executive officers, including the name of the director or executive officer to whom the waiver was granted, on a Form 8-K filed with the SEC.

DIRECTOR COMPENSATION

Our nonemployee directors not affiliated with any of our principal stockholders receive $1,500 per Board meeting attended in person and $500 per Board meeting attended telephonically, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. All other directors currently receive no cash fees for Board meeting attendance but are reimbursed for reasonable and customary travel expenses. Our nonemployee directors receive $500 per committee meeting attended in person or by telephone. The Chairman of our Audit Committee, Mr. Southern, receives $1,000 per Audit Committee meeting attended. In addition, our nonemployee directors not affiliated with any of our principal stockholders receive an annual retainer of $10,000, payable quarterly, for their service on the Board and Mr. Southern receives an additional retainer of $5,000, payable quarterly, for his service as the Chairman of our Audit Committee.

The Company’s 2000 Directors’ Stock Option Plan provides that each person who becomes a nonemployee director of the Company is granted a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock (the “Initial Option”). The Initial Option is granted on the date on which the optionee first becomes a nonemployee director of the Company. Srinivas Akkaraju and Felix Baker were not granted an Initial Option upon becoming directors of the Company.

Thereafter, on the date of each annual meeting of the Company’s stockholders, each nonemployee director is granted an additional option to purchase 10,000 shares of common stock if, on such date, he or she has served on the Board for at least six months (the “Annual Option”). Each of the nominees for director and each continuing director will have served for more than six months at the time of the Annual Meeting, so each nonemployee director who continues to serve on the Board following the Annual Meeting will receive an option to purchase 10,000 shares of common stock under the 2000 Directors’ Stock Option Plan on the date of the Annual Meeting.

Both Initial Options and Annual Options have ten year terms and are subject to adjustment to reflect any stock splits, stock dividends, combinations or similar transactions. The Annual Options become fully exercisable on the day before the anniversary of the date of grant of the Annual Option and the Initial Options become exercisable as to 1/4th of the shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and as to 1/36th of the remaining shares subject to the Initial Option ratably each month thereafter. The exercise price of the options is equal to the fair market value of our common stock on the Nasdaq National Market on the date the option is granted. The options remain exercisable for up to ninety days following the optionee’s termination of service as a member of the Board of Directors, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

Douglas E. Williams, Karl-Erik Hellström, Douglas G. Southern, Michael F. Powell and Marc E. Lippman each received a stock option grant of 10,000 shares on May 14, 2003, the date of our 2003 Annual Meeting.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended December 31, 2004. PricewaterhouseCoopers LLP has served as our independent accountants since June 1998. In the event that ratification of this selection of accountants is not approved by our stockholders, the Audit Committee will review its future selection of auditors.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, and amended and restated in each of January 2003 and March 2004.

The members of the Audit Committee are currently Douglas G. Southern (Chairman), Michael F. Powell and Marc E. Lippman. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 4200 and 4350 of the National Marketplace Rules of the NASD.

The Audit Committee appoints an accounting firm as our independent accountants. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during 2003. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2003 with management and the independent accountants. The Audit Committee also instructed the independent accountants that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent accountants the matters required to be discussed by United States Generally Accepted Auditing Standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from Seattle Genetics, Inc.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

Douglas G. Southern, Chairman

Michael F. Powell

Marc E. Lippman

FEES PAID TO INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP served as our independent accountants for the years 2003 and 2002 and billed us aggregate fees for services rendered as follows:

Type of Fees	2003	2002
Audit	$116,500	$82,000
Audit related	45,083	—
Tax	6,900	8,000
All other fees	—	—

Total fees	$168,483	$90,000

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

Audit Related Fees.    Audit-related fees consisted primarily of professional services related to the sale of our Series A convertible preferred stock and common stock.

Tax.    Tax fees principally included tax compliance, tax advice and tax planning fees.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much common stock and Series A convertible preferred stock was beneficially owned as of March 15, 2004 by each director, by each owner of more than five percent of our outstanding common stock, by each officer named in the summary compensation table of this proxy statement (the “Named Executive Officers”) and by all officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive S.E., Bothell, WA 98021.

Name and Address	Common Stock (1)	Series A Convertible Preferred Stock (1)	Total Common Stock Equivalents (1)	Percent of Common Stock (2)	Percent of Common Stock Equivalents (2)
JPMP Capital Corp. (3) 1221 Avenue of the Americas, 39th Floor New York, NY 10020	812,500	6,500,000	7,312,500	2.0%	12.7%

Felix Baker, Ph.D. (4) Baker Brothers Investments 667 Madison Ave, 17th Floor New York, NY 10021	812,500	6,500,000	7,312,500	2.0%	12.7%

FMR Corporation 82 Devonshire Street Boston, MA 02109	5,215,000	—	5,215,000	13.0%	9.2%

Cascade Investment, LLC 2365 Carillon Point Kirkland, WA 98033	3,521,088	—	3,521,088	8.8%	6.2%

Genentech, Inc. 1 DNA Way South San Francisco, CA 94080	2,753,872	—	2,753,872	6.9%	4.9%

Jonathan Gallen 299 Park Avenue, 21st Floor New York, NY 10171	2,247,355	—	2,247,355	5.6%	4.0%

Clay B. Siegall, Ph.D. (5)	1,931,915	—	1,931,915	4.7%	3.4%

H. Perry Fell, Ph.D. (6)	1,925,040	—	1,925,040	4.7%	3.4%

Michael F. Powell, Ph.D. (7) Sofinnova Venture Partners 140 Geary Street, 10th Floor San Francisco, CA 94108	1,837,133	—	1,837,133	4.6%	3.2%

Karl Erik Hellström, M.D., Ph.D. (8)	757,500	—	757,500	1.9%	1.3%

Tim J. Carroll (9)	238,148	—	238,148	*	*

Marc Lippman, M.D. (10)	102,666	—	102,666	*	*

Eric L. Dobmeier, J.D. (11)	94,048	—	94,048	*	*

Amy P. Sing, M.D. (12)	52,107	—	52,107	*	*

Douglas E. Williams, Ph.D. (13)	40,729	—	40,729	*	*

Douglas G. Southern (14)	23,979	—	23,979	*	*

Srinivas Akkaraju, M.D., Ph.D. (15)	0	—	0	*	*

Michael McDonald, M.B., Ch.B., M.R.C.P.	0	—	0	*	*

All directors & officers as a group (15 persons) (16)	9,013,701	13,000,000	22,013,701	20.6%	36.6%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise or otherwise, within 60 days after March 15, 2004. The number of shares of Series A convertible preferred stock includes the shares of Series A convertible preferred stock beneficially owned by the named person, on an as-converted to common stock basis. The number of shares of common stock equivalents includes the shares of common stock beneficially owned by the named person plus the number of shares of Series A convertible preferred stock, on an as-converted to common stock basis, beneficially owned by such named person.

(2)	Percentage of common stock is based on 40,195,799 shares of common stock outstanding as of March 15, 2004, and percentage of common stock equivalents is based on a total of 56,595,799 shares of common stock and Series A convertible preferred stock outstanding, on an as-converted to common stock basis, as of March 15, 2004. For each named person, the percentage ownership includes stock that the person has the right to acquire within 60 days after March 15, 2004, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2003.

(3)	Includes 512,031 shares of Series A convertible preferred stock and 640,039 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners (BHCA), L.P., 81,137 shares of Series A convertible preferred stock and 101,421 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors, L.P., 11,061 shares of Series A convertible preferred stock and 13,826 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors A, L.P., 41,182 shares of Series A convertible preferred stock and 51,478 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Cayman), L.P., and 4,589 shares of Series A convertible preferred stock and 5,736 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Cayman) II, L.P. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P. The general partner of each of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. is JPMP Global Investors, L.P. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., a publicly traded company, is the general partner of each of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. Each of JPMP Master Fund Manger, L.P., JPMP Global Investors, L.P., JPMP Capital Corp., and J.P. Morgan Chase & Co. may be deemed beneficial owners of the shares held by J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., however, the foregoing shall not be construed as an admission that such entities are the beneficial owners of the shares held by J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P.

(4)	Includes 39,650 shares of Series A convertible preferred stock and 49,563 shares of common stock issuable upon exercise of warrants owned by Baker/Tisch Investments, L.P., 26,780 shares of Series A convertible preferred stock and 33,475 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments, L.P., 27,625 shares of Series A convertible preferred stock and 34,531 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments II, L.P., 271,830 shares of Series A convertible preferred stock and 339,788 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund I, L.P., 249,730 shares of Series A convertible preferred stock and 312,162 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund II, L.P. and 34,385 shares of Series A convertible preferred stock and 42,981 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund II (Z), L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

(5)	Includes 640,415 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(6)	Includes 631,040 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(7)	Includes 1,728,464 shares held by Sofinnova Venture Partners IV, LP, 48,877 shares held by Sofinnova Venture Affiliates IV, LP and 20,001 shares held by Dr. Powell. Dr. Powell is a general partner of Sofinnova Venture partners and as such may be deemed to share voting and investment power with respect to such shares. Dr. Powell disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 39,791 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(8)	Includes 57,500 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(9)	Includes 17,187 shares issuable upon exercise of an option exercisable within 60 days of March 15, 2004. In addition, as of March 15, 2004, Seattle Genetics has a right to repurchase 41,667 shares held by Mr. Carroll, which repurchase right lapses over the vesting schedule of Mr. Carroll’s option.

(10)	Includes 49,166 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004. In addition, as of March 15, 2004, Seattle Genetics has a right to repurchase 2,344 shares held by Dr. Lippman, which repurchase right lapses over the vesting schedule of Dr. Lippman’s option.

(11)	Includes 93,748 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(12)	Dr. Sing’s beneficial ownership is derived solely from the most recent Form 4 filed by her with the SEC.

(13)	Includes 38,229 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(14)	Includes 21,979 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

(15)	Srinivas Akkaraju, M.D., Ph.D. is a Principal with J.P. Morgan Partners, LLC but does not have voting or dispositive power with respect to any of the shares beneficially owned by any of the entities listed in footnote (3) above.

(16)	Includes 3,531,343 shares issuable upon exercise of options exercisable within 60 days of March 15, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows (a) the compensation earned by the person who served as our Chief Executive Officer during the fiscal year ended December 31, 2003, (b) the compensation earned by the five other most highly compensated executive officers during the fiscal year ended December 31, 2003 (the “Named Executive Officers”) and (c) the compensation received by each of these people for the two preceding fiscal years.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($) (2)
		Salary ($) (1)	Bonus ($)	Securities Underlying Options (#)
Clay B. Siegall, Ph.D. President and Chief Executive Officer	2003 2002 2001	293,725 224,700 209,167	96,750 67,410 66,150	60,000 120,000 400,000	10,935 10,206 9,820

H. Perry Fell, Ph.D. Former Chairman of the Board and Chief Strategy Officer (3)	2003 2002 2001	247,892 224,700 209,167	60,938 67,410 66,150	30,000 120,000 400,000	23,094 10,206 9,820

Amy P. Sing, M.D. (4) Former Senior Director, Medical and Regulatory Affairs	2003 2002 2001	230,181 186,951 176,963	3,000 42,860 39,648	10,000 30,000 20,000	13,547 6,740 7,330

Eric L. Dobmeier, J.D. (5) Vice President, Corporate Affairs and General Counsel	2003 2002	184,045 131,042	35,620 19,641	60,000 175,000	10,698 7,570

Tim J. Carroll Chief Financial Officer	2003 2002 2001	182,757 177,434 171,627	29,770 27,569 42,378	10,000 25,000 —	11,234 9,803 8,443

Michael McDonald, M.B., Ch.B., M.R.C.P. (6) Chief Medical Officer	2003	54,167	51,042	300,000	25,241

Douglas E. Williams, Ph.D. (7) Chief Scientific Officer and Executive Vice President, Research and Development	2003	81,266	18,477	500,000	1,897

(1)	Includes amounts deferred under Seattle Genetics’ 401(k) plan.

(2)	Amounts reported consist of premiums paid on life, disability and health insurance policies for the officer’s benefit and, in the cases of Dr. Rosenberg and Dr. McDonald, payments in connection with relocation and temporary housing expenses and, in the cases of Dr. Fell and Dr. Sing, payments for accrued vacation upon termination of their employment.

(3)	Dr. Fell served as our Chairman of the Board from March 2002 until March 2004 and as our Chief Strategy Officer from November 2002 until December 2003.

(4)	Dr. Sing’s employment with the Company terminated in August 2003 and the information reported in this table for Dr. Sing is pursuant to Item 402(a)(3)(iii) of Regulation S-K. Salary for 2003 includes salary paid to Dr. Sing as part of her severance agreement.

(5)	Mr. Dobmeier commenced employment with us in March 2002. His salary on an annualized basis in the year 2002 was $160,000.

(6)	Dr. McDonald commenced employment with us in November 2003. His salary on an annualized basis in the year 2003 was $325,000.

(7)	Dr. Williams commenced employment with us in September 2003. His salary on an annualized basis in the year 2003 was $275,000. Dr. Williams also received an option grant for 10,000 shares as a director in May 2003, prior to becoming an employee of the Company, which is not included in this table.

EMPLOYMENT CONTRACTS

In October 2001, the Company entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. Dr. Siegall’s employment agreement provides that he receives an annual base salary and may receive an annual bonus based upon performance criteria and financial and operational results of the Company as determined by the Compensation Committee of the Board of Directors. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months, and to continued vesting of his options during those 12 months. The employment agreement additionally provides that, in the event of a change of control, 100 percent of Dr. Siegall’s stock options shall become fully vested and exercisable. Dr. Siegall’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

In December 2003, the Company entered into a Consulting and Severance Agreement with H. Perry Fell pursuant to which Dr. Fell resigned as Chief Strategy Officer and the Company agreed to provide severance benefits in the form of fifty percent of Dr. Fell’s previous annual salary, which was $250,000, paid over two years, and continued vesting of his outstanding options and continued health insurance benefits for a period of two years from the termination date. Dr. Fell is currently performing consulting services to the Company for which he is compensated at the rate of fifty percent of his previous annual salary during the term of his consulting relationship. A copy of the Consulting and Severance Agreement is attached as Exhibit 10.34 to the Company’s Annual Report on Form 10-K for fiscal year 2003.

In March 2002, the Company entered into a Change of Control Agreement with Eric L. Dobmeier, our current Vice President, Corporate Affairs and General Counsel. Pursuant to the agreement, in the event of a change of control and the involuntary termination of Mr. Dobmeier’s employment with the successor entity within twelve months of the closing of the change of control, 100 percent of Mr. Dobmeier’s initial stock option grant shall become fully vested and exercisable.

In September 2003, the Company entered into a Change of Control Agreement with Douglas E. Williams, our current Chief Scientific Officer and Executive Vice President, Research and Development. Pursuant to the agreement, in the event of a change of control, 100 percent of Dr. Williams’ stock options held at the time of the change of control shall become fully vested and exercisable.

In November 2003, the Company entered into a Change of Control Agreement with Michael McDonald, our current Chief Medical Officer. Pursuant to the agreement, in the event of a change of control, 100 percent of Dr. McDonald’s stock options held at the time of the change of control shall become fully vested and exercisable.

Certain Relationships and Related Party Transactions

The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

OPTION GRANTS IN FISCAL YEAR 2003

The following table provides information with respect to stock options granted to our Named Executive Officers during the fiscal year that ended December 31, 2003. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (5)
	Shares Underlying Options Granted (#) (2)	Percent of Total Options Granted to Employees in Fiscal 2003 (%) (3)	Exercise Price Per Share ($) (4)	Expiration Date
Name					5% ($)	10% ($)
Clay B. Siegall, Ph.D.	60,000	4.46	3.30	1/31/13	124,521	315,561

H. Perry Fell, Ph.D.	30,000	2.23	3.30	1/31/13	62,261	157,781

Amy P. Sing, M.D.	10,000	0.74	3.30	1/31/13	20,754	52,594

Eric L. Dobmeier, J.D.	20,000	1.49	3.30	1/31/13	41,507	105,187
	40,000	2.97	5.81	8/29/13	146,155	370,386

Tim J. Carroll	10,000	0.74	3.30	1/31/13	20,754	52,594

Michael McDonald, M.B., Ch.B., M.R.C.P	300,000	22.31	6.31	11/25/13	1,190,498	3,016,954

Douglas E. Williams, Ph.D. (6)	500,000	37.19	6.07	9/30/13	1,908,695	4,837,008

(1)	No stock appreciation rights (SARs) were granted during 2003.

(2)	Options vest at a rate of 25 percent on the first anniversary of the vesting commencement date and ratably each month thereafter over the remaining 36-month period. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(3)	We granted options to purchase a total of 1,344,625 shares of common stock to employees during 2003.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or by a same-day sale of the purchased shares.

(5)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(6)	Dr. Williams also received an option grant for 10,000 shares in May 2003 as a director, prior to becoming an employee of the Company, which is not included in this table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by our Named Executive Officers during the fiscal year ended December 31, 2003. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable (2)
Clay B. Siegall, Ph.D.	—	—	544,583 /335,417	1,452,325 /867,275
H. Perry Fell, Ph.D.	—	—	544,583 /305,417	1,452,325 /708,875
Amy P. Sing, M.D.	40,625	76,000	— / —	— / —
Eric L. Dobmeier, J.D.	—	—	72,916 /162,084	260,891 /600,258
Tim J. Carroll	—	—	11,458 / 23,542	25,666 / 83,134
Michael McDonald, M.B., Ch.B., M.R.C.P.	—	—	— / 300,000	— / 681,000
Douglas E. Williams, Ph.D.	—	—	26,145 / 518,855	38,522 / 1,307,128

(1)	No stock appreciation rights (SARs) were outstanding during fiscal 2003.

(2)	Based on the $8.58 per share closing price of our common stock on The Nasdaq National Market on December 31, 2003, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted average exercise price of outstanding options, warrants and rights (B)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders

1998 Stock Option Plan	4,706,357		$5.37		2,058,553	(1)

2000 Directors’ Stock Option Plan	165,000		$5.24		235,000

2000 Employee Stock Purchase Plan	807,865	(2)	$2.77	(2)	—	(3)

Equity compensation plans not approved by stockholders	—		—		—
Total	5,679,222				2,293,553

(1)	Available for issuance under the 1998 Stock Option Plan. The 1998 Stock Option Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2008, equal to the lesser of (i) 1,200,000 shares, (ii) four percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board of Directors.

(2)	Assumes that employees will purchase the remaining 807,865 shares of common stock available for issuance under the 2000 Employee Stock Purchase Plan (“2000 ESPP”) in July 2004 at a purchase price of $2.77 per share, which would be the purchase price if the purchase period ended March 15, 2004. Under the terms of the 2000 ESPP, shares are purchased at 85 percent of the fair market value of our common stock on either the first day of an offering period or the last day of a purchase period, whichever is lower. Therefore, the purchase price is not fixed until the July 2004 purchase date and employees may purchase the shares at a lower price per share, which could affect the weighted-average exercise price.

(3)	Available for issuance under the 2000 ESPP assuming that employees will purchase the remaining 807,865 shares of common stock available for issuance under the 2000 ESPP in July 2004. The 2000 ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2010 equal to the lesser of (i) 300,000 shares, (ii) one percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as determined by the Board of Directors.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2003. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also approves grants of options under our 1998 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual performance and expertise, (ii) year-end bonus awards payable in cash and tied to the achievement of certain individual and corporate performance goals that the Compensation Committee establishes from time to time and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure.

CASH-BASED INCENTIVE COMPENSATION

Year-end cash bonuses are awarded to executive officers on the basis of their individual performance and the Company’s achievement of company-wide goals, such as product development milestones, clinical trial progress and collaboration objectives.

LONG-TERM INCENTIVE COMPENSATION

We have utilized our 1998 Stock Option Plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to ten years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Dr. Siegall, who has served as our Chief Executive Officer since November 2002, had a base salary during fiscal 2003 of $300,000. His bonus for the fiscal year was $96,750. In addition, he was granted an option to purchase 60,000 shares of the Company’s common stock.

The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were applied in establishing the amount of Dr. Siegall’s salary and stock option grants. Significant factors in establishing Dr. Siegall’s compensation were his contributions toward achievement of the Company’s operating and financial goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the Company’s 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of Seattle Genetics, Inc.:

Karl Erik Hellström

Marc E. Lippman

Srinivas Akkaraju

Felix Baker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our common stock since March 6, 2001 (the date on which our common stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (a) the Nasdaq Stock Market (U.S.) Index, (b) the Nasdaq Biotechnology Index and (c) the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on March 6, 2001, the date on which we completed our initial public offering, in our common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in our common stock at a per share price of $7.00, the price at which such stock was first offered to the public in our initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

FROM MARCH 6, 2001 TO DECEMBER 31, 2003

AMONG SEATTLE GENETICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE NASDAQ PHARMACEUTICAL INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

	*Cumulative Total Return
	3/6/01	6/30/01	12/31/01	6/30/02	12/31/02	6/30/03	12/31/03
SEATTLE GENETICS, INC.	100.00	87.14	81.43	74.43	44.29	72.43	122.57
NASDAQ STOCK MARKET (U.S.)	100.00	98.96	89.25	67.41	61.71	74.85	92.26
NASDAQ PHARMACEUTICAL	100.00	102.21	94.69	60.07	61.19	83.08	89.68
NASDAQ BIOTECHNOLOGY	100.00	104.11	94.59	56.57	57.57	78.57	84.06

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2003 all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Company’s Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR proposal 2.

1. Election of Directors:

FOR all nominees listed below (except as indicated below).

WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below

01Marc E. Lippman, M.D.

02Douglas G. Southern

FOR AGAINST ABSTAIN

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast!

Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature Signature Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.eproxy.com/sgen

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at http://www.seattlegenetics.com/news/index.htm

PROXY FOR HOLDERS OF COMMON STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2004.

The undersigned holder of common stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2004, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Monday, May 17, 2004 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; AND (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Seattle Genetics account online.

Access your Seattle Genetics shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Seattle Genetics, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Please Mark Here for Address Change or Comments

The Company’s Board of Directors recommends a vote FOR the proposal below.

FOR AGAINST ABSTAIN

1. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast!

Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature Signature Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE

PROXY FOR HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2004.

The undersigned holder of Series A convertible preferred stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2004, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Monday, May 17, 2004 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Series A convertible preferred stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE